                                           AMERICAN SKANDIA ADVISOR FUNDS, INC.
                                                  SUB-ADVISORY AGREEMENT

THIS AGREEMENT is between  American  Skandia  Investment  Services,  Incorporated  (the  "Investment  Manager") and Pacific
Investment Management Company LLC (the "Sub-Adviser").

                                                    W I T N E S S E T H

WHEREAS,  American Skandia Advisor Funds, Inc. (the "Company") is a Maryland corporation  organized with one or more series of shares and is registered as an open-end  management  investment  company  under the  Investment  Company Act of 1940, as amended (the "ICA"); and

WHEREAS,  the  Investment  Manager and the  Sub-Adviser  each is an  investment  adviser  registered  under the  Investment
Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS,  the Board of Directors of the Company (the "Directors") have engaged the Investment  Manager to act as investment manager  for the ASAF  PIMCO  Total  Return  Bond Fund  (the  "Fund"),  one  series  of the  Company,  under the terms of a management agreement, dated September 28, 2002, with the Company (the "Management Agreement"); and

WHEREAS, the Investment Manager,  acting pursuant to the Management  Agreement,  wishes to engage the Sub-Adviser,  and the
Directors have approved the engagement of the Sub-Adviser,  to provide investment advice and other investment  services set forth below.

NOW, THEREFORE, the Investment Manager and the Sub-Adviser agree as follows:

1.       Investment  Services.  The Sub-Adviser will formulate and implement a continuous  investment  program for the Fund conforming to the investment  objective,  investment policies and restrictions of the Fund as set forth in the Registration
Statement  of the Company as in effect from time to time (the  "Registration  Statement"),  the  Agreement  and Articles of
Incorporation and By-laws of the Company, and any investment  guidelines or other instructions  received by the Sub-Adviser in writing from the  Investment  Manager from time to time.  Any  amendments to the foregoing  documents will not be deemed effective  with  respect  to the  Sub-Adviser  until the  Sub-Adviser's  receipt  thereof.  The  appropriate  officers  and employees  of the  Sub-Adviser  will be  available to consult with the  Investment  Manager,  the Company and  Directors at
reasonable  times and upon reasonable  notice  concerning the business of the Company,  including  valuations of securities which are not  registered  for public sale,  not traded on any  securities  market or otherwise may be deemed  illiquid for purposes of the ICA;  provided it is understood  that the  Sub-Adviser is not  responsible  for daily pricing of the Fund's assets.

         Subject to the supervision and control of the Investment Manager,  which in turn is subject to the supervision and control of the  Directors,  the  Sub-Adviser  in its  discretion  will  determine  which  issuers  and  securities  will be purchased,  held, sold or exchanged by the Fund or otherwise  represented in the Fund's  investment  portfolio from time to time and,  subject to the  provisions of paragraph 3 of this  Agreement,  will place orders with and give  instructions  to brokers,  dealers and others for all such  transactions  and cause such  transactions  to be executed.  Custody of the Fund will be maintained by a custodian bank (the  "Custodian") and the Investment  Manager will authorize the Custodian to honor orders and  instructions  by employees of the Sub-Adviser  designated by the Sub-Adviser to settle  transactions in respect of the Fund.  No assets may be withdrawn  from the Fund other than for  settlement  of  transactions  on behalf of the Fund except upon the written  authorization  of  appropriate  officers of the Company who shall have been  certified  as such by proper authorities of the Company prior to the withdrawal.

         The Sub-Adviser will not be responsible for the provision of  administrative,  bookkeeping or accounting  services to the Fund except as specifically  provided herein,  as required by the ICA or the Advisers Act or as may be necessary for the Sub-Adviser to supply to the Investment  Manager,  the Fund or the Fund's  shareholders the information  required to be provided  by the  Sub-Adviser  hereunder.  Any  records  maintained  hereunder  shall  be the  property  of  the  Fund  and surrendered promptly upon request.

         In furnishing  the services under this  Agreement,  the  Sub-Adviser  will comply with and use its best efforts to enable  the  Fund to  conform  to the  requirements  of:  (i) the ICA and  the  regulations  promulgated  thereunder;  (ii)
Subchapter M of the Internal Revenue Code and the regulations  promulgated  thereunder;  (iii) other applicable  provisions of state or federal law;  (iv) the  Agreement and Articles of  Incorporatiom  and By-laws of the Company;  (v) policies and determinations of the Company and the Investment  Manager provided to the Sub-Adviser in writing;  (vi) the fundamental and non-fundamental  investment policies and restrictions  applicable to the Fund, as set out in the Registration  Statement in
effect,  or as such investment  policies and  restrictions  from time to time may be amended by the Fund's  shareholders or the Directors and  communicated to the Sub-Adviser in writing;  (vii) the  Registration  Statement;  and (viii)  investment guidelines or other  instructions  received in writing from the Investment  Manager.  Notwithstanding  the  foregoing,  the
Sub-Adviser  shall have no  responsibility  to monitor  compliance with limitations or restrictions  for which  information from the Investment  Manager or its authorized  agents is required to enable the  Sub-Adviser  to monitor  compliance  with such  limitations or  restrictions  unless such  information is provided to the  Sub-adviser  in writing.  The  Sub-Adviser shall supervise and monitor the activities of its  representatives,  personnel and agents in connection with the investment program of the Fund.

         Nothing in this Agreement shall be implied to prevent the Investment  Manager from engaging other  sub-advisers to provide  investment  advice and other services to the Fund or to series of the Company for which the  Sub-Adviser  does not provide such  services,  or to prevent the Investment  Manager from providing such services  itself in relation to the Fund or such other series.

         The  Sub-Adviser  shall be responsible  for the preparation and filing of Schedule 13-G and Form 13-F on behalf of the Fund. The  Sub-Adviser  shall not be  responsible  for the  preparation or filing of any other reports  required of the
Fund by any governmental or regulatory agency, except as expressly agreed to in writing.

2.       Investment  Advisory  Facilities.  The  Sub-Adviser,  at  its  expense,  will  furnish  all  necessary  investment facilities, including salaries of personnel, required for it to execute its duties hereunder.

3.       Execution of Fund  Transactions.  In connection  with the investment and  reinvestment  of the assets of the Fund, the Sub-Adviser is responsible for the selection of  broker-dealers  to execute purchase and sale transactions for the Fund in  conformity  with the policy  regarding  brokerage as set forth in the  Registration  Statement or as the  Directors may
determine  from  time  to  time,  as  well  as  the  negotiation  of  brokerage   commission   rates  with  such  executing
broker-dealers.   Generally,  the  Sub-Adviser's  primary  consideration  in  placing  Fund  investment  transactions  with broker-dealers  for execution  will be to obtain,  and maintain the  availability  of, best execution at the best available price.

         Consistent with this policy, the Sub-Adviser,  in selecting  broker-dealers and negotiating  brokerage  commission rates,  will take all relevant factors into  consideration,  including,  but not limited to: the best price available;  the reliability,  integrity and financial  condition of the  broker-dealer;  the size of and difficulty in executing the order;
and the value of the expected  contribution of the broker-dealer to the investment  performance of the Fund on a continuing basis.  Subject to such policies and procedures as the Directors may determine,  the  Sub-Adviser  shall have discretion to effect investment transactions for the Fund through broker-dealers  (including,  to the extent permissible under applicable law,  broker-dealers  affiliated with the Sub-Adviser)  qualified to obtain best execution of such transactions who provide brokerage and/or research services,  as such services are defined in section 28(e) of the Securities  Exchange Act of 1934, as amended (the "1934 Act"), and to cause the Fund to pay any such  broker-dealers  an amount of commission for effecting a portfolio  investment  transaction  in excess of the amount of  commission  another  broker-dealer  would have  charged for effecting that  transaction,  if the  Sub-Adviser  determines in good faith that such amount of commission is reasonable in relation to the value of the  brokerage  or research  services  provided by such  broker-dealer,  viewed in terms of either that particular  investment  transaction or the Sub-Adviser's  overall  responsibilities with respect to the Fund and other accounts as to which the Sub-Adviser  exercises  investment  discretion (as such term is defined in section 3(a)(35) of the
1934 Act).  Such allocation  shall be in such amounts and  proportions as the Sub-Adviser  shall determine in good faith in conformity with its  responsibilities  under applicable  laws,  rules and regulations.  The Sub-Adviser will submit reports on such  allocations to the Investment  Manager  regularly as requested by the Investment  Manager,  in such form as may be mutually agreed to by the parties hereto,  indicating the  broker-dealers  to whom such  allocations have been made and the basis therefor.

         Subject to the foregoing  provisions of this paragraph 3, the  Sub-Adviser may also consider the sale of interests in the Fund and  recommendations  by the  Investment  Manager  in the  selection  of  broker-dealers  to effect  the Fund's investment  transactions.  Notwithstanding  the above,  nothing shall require the Sub-Adviser to use a broker-dealer  which provides research services or to use a particular broker-dealer which the Investment Manager has recommended.

4.       Reports by the Sub-Adviser.  The Sub-Adviser  shall furnish the Investment  Manager monthly,  quarterly and annual reports,  in such form as may be mutually agreed to by the parties hereto,  concerning  transactions and performance of the
Fund, including  information required in the Registration  Statement or information necessary for the Investment Manager to review the Fund or discuss  the  management  of it. The  Sub-Adviser  shall  permit the books and records  maintained  with respect to the Fund to be inspected and audited by the Company,  the Investment  Manager or their respective  agents at all reasonable times during normal business hours upon reasonable  notice.  The Sub-Adviser shall  immediately  notify both the
Investment  Manager and the  Company of any legal  process  served upon it in  connection  with its  activities  hereunder, including any legal process served upon it on behalf of the Investment  Manager,  the Fund or the Company.  The Sub-Adviser
shall  promptly  notify the  Investment  Manager  of any  changes  in any  information  regarding  the  Sub-Adviser  or the investment program for the Fund as described in Section 9 of this Agreement.

5.       Compensation  of the  Sub-Adviser.  The amount of the  compensation  to the  Sub-Adviser  is computed at an annual rate.  The fee shall be payable  monthly in arrears,  based on the average daily net assets of the Fund for each month,  at the annual rate set forth in Exhibit A to this Agreement.

         In computing the fee to be paid to the  Sub-Adviser,  the net asset value of the Fund shall be valued as set forth in the  Registration  Statement.  If this Agreement is terminated,  the payment  described  herein shall be prorated to the date of termination.

         The  Investment  Manager and the  Sub-Adviser  shall not be  considered  as partners  or  participants  in a joint venture.  The  Sub-Adviser  will pay its own expenses for the services to be provided  pursuant to this  Agreement and will not be  obligated  to pay  any  expenses  of  the  Investment  Manager,  the  Fund  or the  Company.  Except  as  otherwise specifically  provided herein, the Investment  Manager,  the Fund and the Company will not be obligated to pay any expenses of the Sub-Adviser.

6.       Delivery of  Documents to the  Sub-Adviser.  The  Investment  Manager has  furnished  the  Sub-Adviser  with true, correct and complete copies of each of the following documents:

         (a)      The Agreement and Articles of Incorporation, as in effect on the date hereof;

         (b)      The By-laws of the Company, as in effect on the date hereof;

         (c)      The resolutions of the Directors  approving the engagement of the Sub-Adviser as portfolio manager of the
                  Fund and approving the form of this Agreement;

         (d)      The resolutions of the Directors  selecting the Investment  Manager as investment manager to the Fund and approving the form of the Management Agreement;

         (e)      The Management Agreement;

         (f)      The Code of Ethics of the Company and of the Investment Manager, as in effect on the date hereof; and

         (g)      A list of companies the securities of which are not to be bought or sold for the Fund.

         The  Investment  Manager  will  furnish the  Sub-Adviser  from time to time with  copies,  properly  certified  or otherwise  authenticated,  of all amendments of or supplements to the foregoing,  if any. Such amendments or supplements as to items (a)  through  (f)  above  will be  provided  within 30 days of the time such  materials  become  available  to the
Investment  Manager.  Such  amendments or  supplements  as to item (g) above will be provided not later than the end of the business  day next  following  the date  such  amendments  or  supplements  become  known to the  Investment  Manager.  Any amendments  or  supplements  to the  foregoing  will not be deemed  effective  with  respect to the  Sub-Adviser  until the
Sub-Adviser's  receipt  thereof.  The Investment  Manager will provide such  additional  information as the Sub-Adviser may reasonably request in connection with the performance of its duties hereunder.

7.       Delivery of Documents to the Investment  Manager.  The Sub-Adviser has furnished the Investment Manager with true, correct and complete copies of each of the following documents:

         (a)      The Sub-Adviser's Form ADV as filed with the Securities and Exchange Commission as of the date hereof;

         (b)      The Sub-Adviser's most recent balance sheet;

         (c)      Separate  lists of persons who the  Sub-Adviser  wishes to have  authorized  to give written  and/or oral instructions to Custodians of Company assets for the Fund; and

         (d)      The Code of Ethics of the Sub-Adviser, as in effect on the date hereof.

         The  Sub-Adviser  will  furnish the  Investment  Manager  from time to time with  copies,  properly  certified  or otherwise  authenticated,  of all amendments of or supplements  to the  foregoing,  if any. Such  amendments or supplements will be  provided  within 30 days of the time such  materials  become  available  to the  Sub-Adviser.  Any  amendments  or supplements  to the foregoing  will not be deemed  effective  with respect to the  Investment  Manager until the Investment
Manager's receipt thereof.  The Sub-Adviser will provide  additional  information as the Investment  Manager may reasonably request in connection with the Sub-Adviser's performance of its duties under this Agreement.

8.       Confidential  Treatment.  The parties hereto  understand  that any information or  recommendation  supplied by the
Sub-Adviser in connection with the performance of its obligations  hereunder is to be regarded as confidential  and for use only by the Investment  Manager,  the Company or such persons the Investment  Manager may designate in connection  with the
Fund. The parties also understand  that any  information  supplied to the Sub-Adviser in connection with the performance of its obligations  hereunder,  particularly,  but not limited to, any list of securities  which may not be bought or sold for the Fund,  is to be regarded as  confidential  and for use only by the  Sub-Adviser  in connection  with its  obligation to provide investment advice and other services to the Fund.

9.       Representations  of the Parties.  Each party hereto hereby further  represents and warrants to the other that: (i)
it is  registered as an  investment  adviser under the Advisers Act and is registered or licensed as an investment  adviser under the laws of all  jurisdictions in which its activities  require it to be so registered or licensed;  and (ii) it will use its  reasonable  best efforts to maintain each such  registration  or license in effect at all times during the term of this  Agreement;  and (iii) it will promptly  notify the other if it ceases to be so  registered,  if its  registration  is suspended for any reason,  or if it is notified by any regulatory  organization or court of competent  jurisdiction that it should show cause why its  registration  should not be suspended or  terminated;  and (iv) it is duly  authorized  to enter into this Agreement and to perform its obligations hereunder.

         The Sub-Adviser  further  represents that it has adopted a written Code of Ethics in compliance with Rule 17j-1(b)
of the ICA.  The  Sub-Adviser  shall be  subject  to such Code of Ethics  and shall  not be  subject  to any other  Code of
Ethics,  including  the  Investment  Manager's  Code  of  Ethics,  unless  specifically  adopted  by the  Sub-Adviser.  The
Investment  Manager further  represents and warrants to the Sub-Adviser  that (i) the appointment of the Sub-Adviser by the
Investment  Manager  has been duly  authorized  and (ii) it has  acted  and will  continue  to act in  connection  with the transactions  contemplated hereby, and the transactions  contemplated hereby are, in conformity with the ICA, the Company's governing documents and other applicable laws.

10.      Liability.  In the absence of willful  misfeasance,  bad faith,  gross  negligence  or reckless  disregard for its obligations  hereunder,  the  Sub-Adviser  shall not be liable to the Company,  the Fund,  the Fund's  shareholders  or the
Investment  Manager  for any act or  omission  resulting  in any  loss  suffered  by the  Company,  the  Fund,  the  Fund's shareholders  or the  Investment  Manager in  connection  with any service to be provided  herein.  The Federal laws impose responsibilities  under certain circumstances on persons who act in good faith, and therefore,  nothing herein shall in any way constitute a waiver or limitation of any rights which the Company,  the Fund or the  Investment  Manager may have under applicable law.

11.      Other  Activities of the Sub-Adviser.  The Investment  Manager agrees that the Sub-Adviser and any of its partners or employees,  and persons  affiliated  with the  Sub-Adviser or with any such partner or employee,  may render  investment management or advisory  services to other investors and  institutions,  and that such investors and  institutions  may own, purchase or sell,  securities  or other  interests in property  that are the same as,  similar to, or different  from those which are selected for  purchase,  holding or sale for the Fund.  The  Investment  Manager  further  acknowledges  that the
Sub-Adviser  shall be in all respects free to take action with respect to investments  in securities or other  interests in property that are the same as,  similar to, or different  from those  selected for purchase,  holding or sale for the Fund.
Purchases and sales of  individual  securities on behalf of the Fund and other series or portfolios of the Company or other accounts for investors or  institutions  as to which the  Sub-Adviser  exercises  investment  discretion  will be made on a basis that is equitable and  consistent  with its fiduciary  obligations  to the Fund and such other  accounts.  Nothing in this  Agreement  shall impose upon the  Sub-Adviser  any obligation to purchase or sell, or recommend for purchase or sale, for the Fund any security  which the  Sub-Adviser,  its  partners,  affiliates  or  employees  may purchase or sell for the
Sub-Adviser  or such  partner's,  affiliate's  or  employee's  own  accounts or for the account of any other  client of the
Sub-Adviser, advisory or otherwise.

12.      Continuance  and  Termination.  This  Agreement  shall  remain in full force and effect for one year from the date hereof,  and is  renewable  annually  thereafter  by  specific  approval of the  Directors  or by vote of a majority of the outstanding  voting  securities of the Fund.  Any such renewal shall be approved by the vote of a majority of the Directors who are not  interested  persons  under  the ICA,  cast in person at a meeting  called  for the  purpose  of voting on such renewal.  This Agreement may be terminated  without penalty at any time by the Investment  Manager or the Sub-Adviser  upon
60 days written  notice,  and will  automatically  terminate in the event of (i) its  "assignment"  by either party to this
Agreement,  as such term is  defined in the ICA,  subject  to such  exemptions  as may be  granted  by the  Securities  and
Exchange  Commission by rule,  regulation or order,  or (ii) upon  termination  of the Management  Agreement,  provided the
Sub-Adviser has received prior written notice thereof.

13.      Notification.  The  Sub-Adviser  will notify the Investment  Manager within a reasonable time of any change in the personnel  of the  Sub-Adviser  with  responsibility  for making  investment  decisions in relation to the  Portfolio  (the
"Portfolio  Manager(s)")  or who have been  authorized to give  instructions  to the Custodian.  The  Sub-adviser  shall be responsible for reasonable  out-of-pocket  costs and expenses incurred by the Investment  Manager,  the Fund or the Company
to amend or  supplement  the Company's  prospectus to reflect a change in Portfolio  Manager(s) or otherwise to comply with the ICA,  the  Securities  Act of 1933,  as  amended  (the  "1933  Act") or any  other  applicable  statute,  law,  rule or regulation,  as a result of such change;  provided,  however,  that the Sub-Adviser shall not be responsible for such costs and expenses where the change in Portfolio  Manager(s)  reflects the termination of employment of the Portfolio  Manager(s)
with the  Sub-Adviser and its affiliates or is a result of a request by the Investment  Manager or is due to  circumstances beyond the Sub-adviser's control.

         Any notice,  instruction or other  communication  required or  contemplated by this Agreement shall be in writing.
All such  communications  shall be addressed to the  recipient at the address set forth below,  provided  that either party may, by notice, designate a different recipient and/or address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention:  John Birch
                           Senior Vice President & Chief Operating Officer

Sub-Adviser:               Pacific Investment Management Company, LLC
                           840 Newport Center Drive, Suite 360
                           Newport Beach, California 92660
                           Attention: Gordon C. Hally

Company:          American Skandia Advisor Funds, Inc.
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention: Edward P. Macdonald, Esq.

14.      Indemnification.  The  Sub-Adviser  agrees to indemnify and hold harmless the Investment  Manager,  any affiliated person within the meaning of Section 2(a)(3) of the ICA  ("affiliated  person") of the Investment  Manager and each person, if any who,  within the meaning of Section 15 of the 1933 Act,  controls  ("controlling  person") the  Investment  Manager, against any and all losses,  claims,  damages,  liabilities or litigation  (including reasonable legal and other expenses), to which the  Investment  Manager or such  affiliated  person or controlling  person of the  Investment  Manager may become subject under the 1933 Act, the ICA, the Advisers Act, under any other statute,  law, rule or regulation,  at common law or otherwise,  arising  out of the  Sub-Adviser's  responsibilities  hereunder  (1) to the  extent  of and as a result  of the willful  misconduct,  bad  faith,  or  gross  negligence  by  the  Sub-Adviser,  any  of  the  Sub-Adviser's  employees  or representatives  or any  affiliate of or any person acting on behalf of the  Sub-Adviser,  or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration  Statement,  including any amendment thereof or any  supplement  thereto,  or the omission or alleged  omission to state  therein a material fact required to be stated  therein or  necessary to make the  statement  therein not  misleading,  if such a statement or omission was made in reliance upon and in conformity  with written  information  furnished by the  Sub-Adviser  to the Investment  Manager,  the
Fund, the Company or any affiliated person of the Investment  Manager,  the Fund or the Company or upon verbal  information confirmed by the  Sub-Adviser  in writing,  or (3) to the extent of, and as a result of, the failure of the  Sub-Adviser to execute, or cause to be executed,  portfolio  investment  transactions  according to the requirements of the ICA; provided, however,  that in no case is the  Sub-Adviser's  indemnity in favor of the Investment  Manager or any affiliated  person or controlling  person of the Investment  Manager deemed to protect such person against any liability to which any such person would  otherwise  be subject by reason of willful  misconduct,  bad faith or gross  negligence  in the  performance  of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The  Investment  Manager  agrees to indemnify  and hold harmless the  Sub-Adviser,  any  affiliated  person of the
Sub-Adviser  and each  controlling  person  of the  Sub-Adviser,  if any,  against  any and all  losses,  claims,  damages, liabilities or litigation  (including  reasonable  legal and other  expenses),  to which the Sub-Adviser or such affiliated person or  controlling  person of the  Sub-Adviser  may become subject under the 1933 Act, the ICA, the Advisers Act, under any  other  statute,  law,  rule or  regulation,  at common  law or  otherwise,  arising  out of the  Investment  Manager's responsibilities  as  investment  manager of the Fund (1) to the extent of and as a result of the willful  misconduct,  bad faith, or gross negligence by the Investment Manager,  any of the Investment  Manager's employees or representatives or any affiliate  of or any person  acting on behalf of the  Investment  Manager,  or (2) as a result of any untrue  statement  or alleged untrue statement of a material fact contained in the  Registration  Statement,  including any amendment  thereof or any  supplement  thereto,  or the  omission or alleged  omission  to state  therein a material  fact  required to be stated
therein or necessary to make the statement  therein not misleading,  if such a statement or omission was made other than in reliance upon and in conformity with written  information  furnished by the  Sub-Adviser,  or any affiliated  person of the
Sub-Adviser or other than upon verbal information  confirmed by the Sub-Adviser in writing;  provided,  however, that in no case is the Investment  Manager's  indemnity in favor of the Sub-Adviser or any affiliated person or controlling  person of the  Sub-Adviser  deemed to protect such person  against any liability to which any such person would  otherwise be subject by reason of  willful  misconduct,  bad faith or gross  negligence  in the  performance  of its  duties or by reason of its reckless  disregard  of its  obligations  and duties  under this  Agreement.  It is agreed  that the  Investment  Manager's indemnification  obligations under this Section 14 will extend to expenses and costs (including  reasonable attorneys fees)
incurred by the  Sub-Adviser as a result of any litigation  brought by the Investment  Manager  alleging the  Sub-Adviser's failure to perform its obligations  and duties in the manner required under this Agreement  unless judgment is rendered for the Investment Manager.

15.      Conflict of Laws. The provisions of this Agreement shall be subject to all applicable  statutes,  laws,  rules and regulations,  including,  without limitation,  the applicable  provisions of the ICA and rules and regulations  promulgated thereunder.  To the extent that any provision  contained  herein  conflicts  with any such  applicable  provision of law or regulation,  the latter shall control.  The terms and provisions of this  Agreement  shall be interpreted  and defined in a manner  consistent  with the  provisions and  definitions  of the ICA. If any provision of this Agreement  shall be held or made invalid by a court  decision,  statute,  rule or otherwise,  the remainder of this  Agreement  shall  continue in full force and effect and shall not be affected by such invalidity.

16.      Amendments,  Waivers, etc. Provisions of this Agreement may be changed,  waived,  discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change,  waiver,  discharge or termination is sought.  This Agreement  (including  Exhibit A hereto) may be amended at any time by written mutual consent of the parties, subject to the requirements of the ICA and rules and regulations promulgated and orders granted thereunder.

17.      Governing  State Law. This  Agreement is made under,  and shall be governed by and  construed in accordance  with, the laws of the State of Connecticut.

18.      Severability.  Each  provision of this  Agreement is intended to be severable.  If any provision of this Agreement is held to be illegal or made invalid by court  decision,  statute,  rule or otherwise,  such illegality or invalidity will not affect the validity or enforceability of the remainder of this Agreement.

The effective date of this agreement is September 28, 2002.

FOR THE INVESTMENT MANAGER:                          FOR THE SUB-ADVISER:

___________________________________                  ___________________________________
John Birch
Senior Vice President & Chief Operating Officer

Date:    ____________________________                         Date:    ____________________________

Attest:  ____________________________                         Attest:  ____________________________

                                           American Skandia Advisor Funds, Inc.
                                             ASAF PIMCO Total Return Bond Fund
                                                  Sub-Advisory Agreement

                                                         EXHIBIT A

         An annual rate of .25% of the average daily nets assets of the Fund.